Exhibit 99.1

Mannatech, Inc. Appoints Larry A. Jobe to Board of Directors

Coppell, TX – January 4, 2006 (NASDAQ – MTEX) Mannatech, Inc. today announced the appointment of Larry A. Jobe to the Board of Directors, effective January 4, 2006, replacing Don Buchholz. Mr. Buchholz resigned from the Board to devote more time to his family and business interests. Mr. Jobe brings extensive financial, business and board experience to the position from various careers as a certified public accountant, business entrepreneur and Assistant Secretary for Administration of the U.S. Department of Commerce. He will serve on the Audit and Compensation Committees.

Mr. Jobe, age 65, is currently chairman of the board of Legal Network Ltd., which he founded in 1993. The firm provides staffing and support to law firms and corporate legal departments. He is founder and president of P1Resources, LLC, which provides engineering and staffing services to the construction industry. He also founded Mitchell Jobe & Company, a provider of professional and staffing services to government and industry, where he served as chairman from 1991-1994. Prior to this, Mr. Jobe was a principal and managing partner with the accounting firm Grant Thornton LLP for 18 years, where he was a member of the executive committee and chairman of the strategic planning committee. From 1972-1973, he served as vice-president of finance and administration for Dart Industries, a $750 million public consumer products company with direct sales. In 1969, Mr. Jobe was appointed Assistant Secretary for Administration of the U.S. Commerce Department by President Nixon and served in this post for three years.

Sam Caster, chairman and CEO of Mannatech, Inc., commented, “We are extremely pleased to welcome Larry to Mannatech’s Board. His broad experience in both the public and private sectors and his comprehensive background in finance and public accounting will be highly valuable and we look forward to his contributions at this dynamic stage of the company’s growth.”

Mr. Jobe currently serves on two public corporate boards: U.S. Home Systems, Inc., where he is chairman of the Audit Committee, and Southwest Securities Group, Inc. He is a founding stockholder and chairman of the board of Independent Bank of Texas. He also devotes his time to numerous civic boards and councils including the Dallas Theological Seminary, the Eisenhower Institute and the University of North Texas Foundation. He is a former member of the Dallas Citizens’ Council.

About Mannatech, Incorporated

Mannatech, based in Coppell, Texas, is a wellness solutions provider that sells its products through a global network-marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan and Denmark. For additional information about Mannatech, please visit its corporate Web site: www.mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified generally by the use of phrases or terminology such as “may,” “believes,” and “will further” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Relations Contact:

Steve Fenstermacher

972.471.6512

ir@mannatech.com